Exhibit 10.3

TRISTATE CAPITAL HOLDINGS, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT is made as of the 24th of January, 2011 by and between TriState Capital Holdings, Inc. (including its successors and assigns, the “Company”), a Pennsylvania corporation having its principal place of business in Pittsburgh, Pennsylvania,

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James F. Getz, an employee of the Company (the “Grantee”).

WITNESSETH THAT:

WHEREAS, subject to the terms and conditions hereafter set forth, by action of the Compensation Committee of the Board of Directors of TriState (the “Compensation Committee”) and the whole Board, TriState hereby grants an award of Common Stock (the Common Stock”) of TriState to the Grantee.

NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Definitions

As used herein:

1.1 “Cause” shall mean if the Grantee engages in conduct that constitutes a breach of the Grantee’s duties to TriState as set forth in any code of conduct adopted by TriState or violates the standards of conduct which TriState expects of its employees, including, but not limited to: dishonesty, disloyalty, willful misconduct, gross negligence or conduct which may result in damage to the professional reputation or capabilities of TriState.

1.2 “TARP” shall mean the U.S. Department of the Treasury’s Troubled Asset Relief Program (including the Capital Purchase Program).

1.3 “TriState” shall mean TriState Capital Holdings, Inc. or any corporate parent, affiliate, or direct or indirect subsidiary thereof, or any successor to TriState, for which the Grantee performs services, regardless of whether this Agreement has been expressly assigned to such corporate parent, affiliate, or direct or indirect subsidiary, or successor.

1.4 “Unvested Shares” shall mean all Shares other than Vested Shares.

1.5 “Vested Shares” means Shares that have vested in accordance with Section 3.1, Section 3.2, Section 3.3, or Article VI.

ARTICLE II

Grant of Restricted Stock

2.1 Subject to the conditions set forth in Section 2.2 hereof and the other terms and conditions of this Agreement, the Company hereby grants to the Grantee an award (the “Restricted Stock Award”) of Sixty-Two Thousand Five Hundred (62,500) shares (the “Shares”) of Common Stock. Unvested Shares are subject to forfeiture to the Company for no consideration as set forth in Section 3.4 below. At the discretion of the Company, certificates for the Shares may or may not be issued. In lieu of certificates, the Company will establish a book entry account for the Shares in the name of the Grantee with the Company’s transfer agent and registrar for the Common Stock.

2.2 Notwithstanding Section 2.1 or any other provision of this Agreement to the contrary, this Agreement shall become effective only if the Grantee executes and delivers to the Company two signed copies of this Agreement by February 23, 2011, time being of the essence.

ARTICLE III

Terms of the Award; Vesting; Repurchase

3.1 During the continuation of the Grantee’s employment by TriState, the Shares shall vest in accordance with the schedule of vesting as follows:

Date	Portion of Shares Vested	Cumulative Percentage
January 15, 2011	10%	10%
January 15, 2012	10%	20%
January 15, 2013	80%	100%

3.2 In the event of the Retirement, Disability or death of the Grantee, any portion of the Shares which are Unvested Shares prior to such Retirement, Disability or death shall become Vested Shares upon such Retirement, Disability or death.

For purposes of this Agreement, “Retirement” shall mean retirement by the Grantee at or after attaining such age as the Compensation Committee may specify from time to time, and “Disability” shall be deemed to have occurred as of the first day following the Grantee’s termination of employment by TriState as a result of a mental or physical condition that prevents the Grantee from engaging in the principal duties of his employment with TriState.

3.3 In the event that the Grantee’s employment with TriState is involuntarily terminated by TriState without Cause, any portion of the Shares which are Unvested Shares prior to such termination, shall become Vested Shares upon such termination.

3.4 In the event that the Grantee’s employment with TriState is terminated prior to all Shares becoming Vested Shares for any reason other than as set forth in Section 3.2 or Section 3.3 hereof, including termination of the Grantee’s employment due to the Grantee’s voluntary resignation or termination of the Grantee for Cause, the Grantee shall forfeit and transfer to the Company, for no consideration, any portion of the Shares which are Unvested Shares as of the date of such termination.

ARTICLE IV

Withholding Taxes; Section 83(b) Election

4.1 The Company shall have the authority to withhold, or to require the Grantee to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the Certificates representing the Shares hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with this Restricted Stock Award. Additionally, the Company, in its sole discretion, shall have the right to withhold from the Grantee Shares with a fair market value as determined in good faith by the Compensation Committee equal to the federal, state and local tax withholding requirements associated with this Restricted Stock Award. For this purpose, fair market value shall be determined as of the day that the withholding obligation arises.

4.2 The Grantee acknowledges that (a) the Grantee has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) that such election must be filed with the Internal Revenue Service within thirty (30) days of the date of grant of this Restricted Stock Award; and (c) that the Grantee is solely responsible for making such election. If the Grantee does not make the election under Section 83(b), he acknowledge that dividends on the Shares will be treated as compensation and subject to tax withholding in accordance with the Company’s practices and policies.

ARTICLE V

Restrictions on Transfer

5.1 The Grantee hereby acknowledges that none of the Shares may be sold, exchanged, assigned, transferred, pledged, hypothecated, gifted or otherwise disposed of (collectively, “disposed of”) until the Shares have become Vested Shares and payment of any withholding tax with respect to such Vested Shares has been made.

Unvested Shares may be transferred to a “family member” as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8 promulgated under the Securities Act of 1933, as amended, as such provision may be amended from time to time, on such terms and conditions as may be determined by the Compensation Committee.

5.2 The Grantee shall not dispose of the Shares acquired, or any portion thereof, at any time, unless the Grantee shall comply with the Securities Act of 1933, as amended, and the regulations of the SEC thereunder, any other applicable securities law, and the terms of this Agreement. The Grantee further agrees that the Company may direct its transfer agent to refuse to register the transfer of any Shares underlying this Restricted Stock Award which, in the opinion of the Company’s counsel, constitutes a violation of any applicable securities laws then in effect or the terms of this Agreement.

5.3 Any certificate representing Unvested Shares shall, unless the Compensation Committee determines otherwise, bear a legend substantially as follows:

“The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in a Restricted Stock Award Agreement between the registered owner and TriState Capital Holdings, Inc. A copy of such agreement may be obtained from the Secretary of TriState Capital Holdings, Inc.”

The Grantee further acknowledges and understands that the certificates representing the Shares issued hereunder may bear such additional legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

Any book entry account for the Unvested Shares will be restricted and subject to stop orders.

5.4 If certificates representing Unvested Shares are issued, they shall be retained by the Company. Within a reasonable time after the Unvested Shares become Vested Shares, all restrictions or stop orders applicable to such Vested Shares shall be removed and, in the event that certificates have been issued, legends shall be removed.

ARTICLE VI

Special TARP Provisions

6.1 Notwithstanding any contrary provision contained herein, during the period that the Shares constitute “long-term restricted stock” as that term is defined in the U.S. Department of the Treasury’s Interim Final Rule (31 CFR Part 30), the Shares shall have the following features:

(a) The Shares may not become transferable (as defined in 26 CFR 1.83-3(d)) at any time earlier than permitted under the following schedule (except as necessary to reflect a merger or acquisition of TriState):

(1) 25% of the Shares granted at the time of repayment of 25% of the aggregate financial assistance received by TriState under TARP.

(2) An additional 25% of the Shares (for an aggregate total of 50% of the Shares granted) at the time of repayment of 50% of the aggregate financial assistance received by TriState under TARP.

(3) An additional 25% of the Shares (for an aggregate total of 75% of the Shares granted) at the time of repayment of 75% of the aggregate financial assistance received by TriState under TARP.

(4) The remainder of the Shares granted at the time of repayment of 100% of the aggregate financial assistance received by TriState under TARP.

(b) Notwithstanding the foregoing, in the case of restricted stock for which the Grantee does not make an election under Section 83(b) of the Code, at any time beginning with the date upon which the stock becomes either transferable or not subject to a substantial risk of forfeiture and ending on December 31 of the calendar year including that date, a portion of the Shares may be made transferable as may reasonably be required to pay the federal, state, local, or foreign taxes that are anticipated to apply to the income recognized due to this vesting, and the amounts made transferable for this purpose shall not count toward the percentages in the schedule above.

(c) The Grantee must forfeit the restricted stock if he does not continue performing substantial services for TriState for at least two years from the date of the grant, other than due to his death or disability, or a qualifying change in control event with respect to TriState before the second anniversary of the date of grant.

ARTICLE VII

Miscellaneous

7.1 In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, splitup, combination or exchange of shares, or any similar change affecting the Common Stock, any of which takes effect after the grant of this Restricted Stock Award evidenced by this Agreement, then in any such event the number and kind of shares subject to this Restricted Stock Award, and any other similar provisions, shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Grantee hereunder. Any adjustment so made shall be final and binding upon the Grantee and all other interested parties.

7.2 Whenever the word “Grantee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom this Restricted Stock Award may be transferred by will or by the laws of descent and distribution, the word “Grantee” shall be deemed to include such person or persons.

7.3 The Grantee shall be entitled to vote the Shares, whether Vested Shares or Unvested Shares, on all matters presented to the holders of Common Stock of the Company. The Shares, whether Vested Shares or Unvested Shares, shall be deemed to be issued and outstanding for all purposes, including, without limitation, the payment of dividends and distributions and any determination of any stockholder’s or stockholders’ percentage equity interest in the Company.

7.4 Nothing in this Agreement or the Stock Incentive Plan shall confer upon the Grantee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Grantee with or without cause.

7.5 This Restricted Stock Award received by the Grantee pursuant to this Agreement shall not be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

7.6 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Secretary of the Company at its office at One Oxford Center, 301 Grant Street, Pittsburgh, Pennsylvania 15219, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to him.

7.7 This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania.

7.8 This Agreement will be binding upon and inure to the benefit of the Grantee’s heirs and representatives and the assigns and successors of the Company and may be assigned by the Company to any third party, but neither this Agreement nor any rights hereunder will be assignable or otherwise subject to hypothecation by the Grantee.

7.9 This Agreement represents the entire agreement of the parties with respect to the subject matter hereof. The Agreement may be amended or terminated at any time by written agreement of the parties hereto. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Company may at any time (without the consent of the Grantee) modify, amend or terminate any or of the provisions of this Agreement to the extent necessary to conform the provisions of the Agreement with Section 409A of the Code, or any of the rules promulgated by the United States Department of the Treasury with respect to TARP standards for compensation and corporate governance (31 CFR Part 30) to the extent that such rules are applicable to TriState at the relevant time for purposes of this Agreement, regardless of whether such modification, amendment, or termination of such provisions shall adversely affect the rights of the Grantee hereunder.

7.10 Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. If any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations issued thereunder, the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)

7.11 Any dispute or litigation arising out of or relating to this Agreement will be resolved in the courts of Allegheny County or the Western District of Pennsylvania and the Grantee hereby consents to jurisdiction in Pennsylvania.

7.12 No rule of strict construction will be implied against the Company, or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Compensation Committee.

7.13 The Grantee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

7.14 The Grantee hereby grants to the Company a power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Grantee, to act in his name, place and stead, in connection with any and all transfers of Shares, whether Vested Shares or Unvested Shares, to the Company pursuant to this Agreement, including pursuant to Section 3.4 hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRISTATE CAPITAL HOLDINGS, INC.

By
JAMES F. GETZ
VICE CHAIRMAN & CFO
(Title)